EXHIBIT 4.1

                               SECOND AMENDMENT TO
                                 LOAN AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated as of June 11, 1996 among ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), and ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York (the "Lender").


                              W I T N E S S E T H:

     WHEREAS, Alamo and AFL are parties to that certain Loan Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "Loan Agreement");

     WHEREAS, Alamo and AFL are parties to that certain Amendment to Loan Agreement, dated as of December 29, 1994;

     WHEREAS, Alamo and AFL desire to amend certain provisions of the Loan Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

     Section 1. Defined Terms. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

     Section 2. Amendments to the Loan Agreement.

          (a) Amendment to Section 1.1. The following term is hereby added to
     Section 1.1:

               "Borrowing Base Deficiency" has the meaning assigned thereto in the Definitions List annexed to the Liquidity Loan Agreement.

          (b) Amendment to Section 5.1. Section 5.1(v) of the Loan Agreement is hereby amended to read in its entirety as follows: "(v) any amounts received by the Lender or the Agent, or deposited into the Collateral Account, during the Related Month from Manufacturers as Repurchase Prices or by




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     auction dealers or any other Person for repurchases or sales outside of the applicable Repurchase Program, as applicable, of Vehicles owned by such Borrower."

          (c) Amendment to Section 6.1. Section 6.1 of the Loan Agreement is hereby amended by deleting the third sentence thereof and replacing same in its entirety with the following sentence: "The Lender hereby specifies that all payments made by the Manufacturers under Repurchase Programs or by auction dealers or any other Person in connection with sales outside of the applicable Repurchase Program shall be paid to the Master Collateral Account".

          (d) Amendment to Section 9.6. Section 9.6 of the Loan Agreement is hereby amended by changing clause (b)(iii) to (b)(iv) and inserting immediately following clause (b)(ii) the following new clause (b)(iii):

               "(iii) verify compliance by such Borrower with Section 9.13,".

          (e) Amendment to Article IX. Article IX of the Loan Agreement is hereby amended by adding the following new Section 9.13 immediately following Section 9.12:

               "SECTION 9.13. Repurchase Prices; Auction Sales Proceeds. Each Borrower shall direct (i) each Manufacturer to pay any and all amounts due under its respective Repurchase Program and (ii) any auction dealer or any other Person to pay any and all sales proceeds with respect to any Vehicle directly to the Master Collateral Account."

          (f) Amendment to Article X. Article X of the Loan Agreement is hereby amended by adding the following new Section 10.7 immediately following
     Section 10.6:

               "SECTION 10.7. Action Under Master Security Agreement. Alamo shall not take any action under Section 3.09 or 3.10 of the Master Security Agreement if, after giving effect to such action, a Borrowing Base Deficiency would result."

     Section 3. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

          (a) The Lender shall have received as of the date hereof a copy of the written confirmation delivered to the Lender by each of S&P and Moody's to the effect that this

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     Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

          (b) The Majority Banks and the Credit Enhancer shall have delivered written consent to this Amendment;

          (c) AFL shall have delivered prior written notice of this Amendment to each Rating Agency, the Depositary, the Agent, the Liquidity Agent and each Dealer;

          (d) AFL shall have delivered a fully executed copy of this Amendment to each Rating Agency, the Depositary, the Agent, the Liquidity Agent and each Dealer;

          (e) The Lender shall have received from Alamo (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate from the Secretary thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

          (f) The Lender shall have received an Opinion of Counsel to Alamo to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of Alamo, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

     Section 4. Reference to and Effect on the Related Documents; Ratification.
(a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Loan Agreement" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

     (b) Except as specifically amended above, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as

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effective as delivery of a manually executed counterpart of this Amendment.

     Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   ALAMO RENT-A-CAR, INC.


                                   By:  /s/ N. MARIA MENENDEZ
                                        -------------------------------
                                        Name:     N. MARIA MENENDEZ
                                        Title:    TREASURER


                                   ALAMO FUNDING, L.P.

                                   By:  AFL FLEET FUNDING, INC.,
                                        its General Partner


                                   By:  /s/ RICHARD L. TAIANO
                                        -------------------------------
                                        Name:     RICHARD L. TAIANO
                                        Title:    VICE PRESIDENT



Consented to by:

CREDIT SUISSE
  NEW YORK BRANCH,
  as Credit Enhancer


By:  /s/ GEOFFREY M. GRAIG
     -------------------------------
     Name:     GEOFFREY M. GRAIG
     Title:    MEMBER OF SENIOR MANAGEMENT


By:  /s/ KRISTINN R. KRISTINSSON
     -------------------------------
     Name:     KRISTINN R. KRISTINSSON
     Title:    ASSOCIATE

                          CONSENT OF LIQUIDITY LENDERS
                                    TO SECOND
                           AMENDMENT TO LOAN AGREEMENT

     The undersigned, as Liquidity Lenders under the Liquidity Loan Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, hereby consent to the foregoing Second Amendment to Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of June 11, 1996 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT               LIQUIDITY LENDER

$15,000,000                             BANK BRUSSELS LAMBERT,
                                          NEW YORK BRANCH


                                        By:  /s/ Mallika Kambhampati
                                             -------------------------------
                                             Name:     Mallika Kambhampati
                                             Title:    Vice President


                                        By:  /s/ Jean-Louis Recoussine
                                             -------------------------------
                                             Name:     Jean-Louis Recoussine
                                             Title:    General Manager


$50,000,000                             BANK OF MONTREAL


                                        By:  /s/ Robert K. Strong, Jr.
                                             -------------------------------
                                             Name:     Robert K. Strong, Jr.
                                             Title:    Managing Director



$50,000,000                             THE BANK OF NEW YORK


                                        By:  /s/ H. Stephen Griffith
                                             -------------------------------
                                             Name:     H. Stephen Griffith
                                             Title:    Senior Vice President







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$10,000,000                             THE BANK OF TOKYO-MITSUBISHI,
                                          LTD., NEW YORK BRANCH


                                        By:  /s/ Joseph P. Devoe
                                             -------------------------------
                                             Name:     Joseph P. Devoe
                                             Title:    Attorney-in-fact



$30,000,000                             BAYERISCHE HYPOTHEKEN-UND
                                          WECHSEL-BANK
                                          AKTIENGESELLSCHAFT,
                                          NEW YORK BRANCH


                                        By:  /s/ R. Vogel
                                             -------------------------------
                                             Name:     R. Vogel
                                             Title:    Banking Office

                                        By:  /s/ R.G. Pankuch
                                             -------------------------------
                                             Name:     R.G. Pankuch
                                             Title:    FVP



$25,000,000                             BOATMEN'S NATIONAL BANK
                                             OF ST. LOUIS


                                        By:  /s/ Michael S. Harvey
                                             -------------------------------
                                             Name:
                                             Title:



$40,000,000                             CITIBANK, N.A.


                                        By:  /s/ Kenneth M. Wormser
                                             -------------------------------
                                             Name:     Kenneth M. Wozmser
                                             Title:    Authorized Signatory



$50,000,000                             COMMERZBANK AG, ATLANTA AGENCY


                                        By:  /s/ Andreas Bremer
                                             -------------------------------
                                             Name:     Andreas Bremer
                                             Title:    SVP & Manager

                                        By:  /s/ Harry Yergey
                                             -------------------------------
                                             Name:     Harry Yergey
                                             Title:    VP






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$30,000,000                             COOPERATIEVE CENTRALE
                                          RAIFFEISEN-BOERENLEENBANK
                                          B.A., "RABOBANK NEDERLAND",
                                          NEW YORK BRANCH


                                        By:  /s/ M. Christina Debler
                                             -------------------------------
                                             Name:     M. Christina Debler
                                             Title:    Vice President


                                        By:  /s/ W. Jeffrey Vollack
                                             -------------------------------
                                             Name:     W. Jeffrey Vollack
                                             Title:    Vice President, Manager



$50,000,000                             DRESDNER BANK AG NEW YORK BRANCH
                                          AND GRAND CAYMAN BRANCH


                                        By:  /s/ William E. Lambert
                                             -------------------------------
                                             Name:     William E. Lambert
                                             Title:    Assistant Vice-President


                                        By:  /s/ Brian Haughney
                                             -------------------------------
                                             Name:     Brian Haughney
                                             Title:    Assistant Treasurer

                            CONSENT OF LIQUIDITY LENDERS
                                    TO SECOND
                           AMENDMENT TO LOAN AGREEMENT

     The undersigned, as Liquidity Lenders under the Liquidity Loan Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, hereby consent to the foregoing Second Amendment to Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of June 11, 1996 by their respective officers thereunto duly authorized.



LIQUIDITY LOAN COMMITMENT               LIQUIDITY LENDER
- -------------------------               ----------------


   $50,000,000.00                         FIRST UNION NATIONAL BANK OF FLORIDA


                                        By:  /s/  Bruce Roland
                                             -------------------------------
                                                  Bruce Roland
                                                  Vice President






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$10,000,000                             KREDIETBANK N.V.



                                        By:  /s/ Robert Snauffer
                                             -------------------------------
                                             Name:     Robert Snauffer
                                             Title:    Vice President

                                        By:  /s/ Raymond F. Murray
                                             -------------------------------
                                             Name:     Raymond F. Murray
                                             Title:    Vice President



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$50,000,000                             INTERNATIONALE NEDERLANDEN
                                          (U.S.) CAPITAL CORPORATION


                                        By:  /s/ Michael Plunkett
                                             -------------------------------
                                             Name:     Michael Plunkett
                                             Title:    Vice President



$50,000,000                             MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                        By:  /s/ Jeffrey Hwang
                                             -------------------------------
                                             Name:     Jeffrey Hwang
                                             Title:    Vice President



$15,000,000                             SOCIETE GENERALE


                                        By:  /s/ Ralph Saheb
                                             -------------------------------
                                             Name:     Ralph Saheb
                                             Title:    Vice President, Manager